Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter 2021

Net income was $5.4 million in the second quarter of 2021. Basic earnings per share were $0.24.

Conference Call on Friday, July 30, 2021, at 10:00 a.m. Eastern Time

Richmond, VA, July 30, 2021 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the quarter ended June 30, 2021.

Financial HIGHLIGHTS

•	Net income was $5.4 million for the quarter ended June 30, 2021, compared with net income of $6.6 million in the first quarter of 2021 and net income of $4.2 million in the second quarter of 2020.
•	There was no provision for loan losses recorded for the quarter. In the first quarter of 2021 the allowance for loan losses reflected a reserve recovery of $1.4 million.
•	Net interest income was $14.5 million for the second quarter of 2021, a linked quarter increase of $419,000, or 3.0%.
•	Interest on deposits declined $218,000 on a linked quarter basis, and the associated cost of funds declined from 0.58% to 0.48%.
•	Merger related expenses of $570,000 were incurred in the second quarter.
•	Diluted earnings per share were $0.24 for the second quarter of 2021 compared with $0.30 for the first quarter of 2021 and $0.18 for the second quarter of 2020.
•	Return on average assets (ROA) was 1.28% for the second quarter of 2021 compared with 1.60% for the first quarter of 2021 and 1.06% for the second quarter of 2020. For the first six months, the ROA was 1.44% in 2021 and 0.88% for 2020.
•	Return on average equity (ROE) was 12.46% for the second quarter of 2021 compared with 15.46% for the first quarter of 2021 and 10.46% for the second quarter of 2020. For the first six months, the ROE was 13.95% for 2021 compared with 8.30% for 2020.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, declined $10.9 million, or 0.9%, during the second quarter of 2021. Loans grew $26.5 million, or 2.3%, year over year.
•	In April 2021, the Company sold an item included in other real estate owned at March 31, 2021 in the amount of $3.8 million.
•	Nonperforming assets were $3.9 million at June 30, 2021, $4.8 million lower than one year earlier. The ratio of nonperforming assets to loans and other real estate was 0.33% at June 30, 2021 compared with 0.65% at March 31, 2021 and 0.74% one year earlier.
•	Deposits grew $49.5 million, or 3.4%, during the second quarter of 2021, and have grown $125.2 million, or 9.2%, year over year.
•	Noninterest bearing deposits grew $60.9 million, or 21.9%, year over year.
•	Net interest margin was 3.58% in the second quarter of 2021 compared with 3.66% in the first quarter of 2021 and 3.40% in the second quarter of 2020. The net interest margin was 3.62% for the first six months of 2021 compared with 3.53% for the same period in 2020.
•	PPP loan balances, net of fees, decreased $15.7 million during the second quarter of 2021 and were $52.0 million at June 30, 2021 compared with $49.3 million at December 31, 2020 and $83.5 million at June 30, 2020.
•	As a result of the deposit growth noted above, total securities and cash and equivalents grew $76.4 million during the second quarter and substantially increased liquidity.

On June 2, 2021, the Company entered into a merger agreement with United Bankshares, Inc. (“United”), the parent company of United Bank.  Under the merger agreement, United will acquire 100% of the outstanding shares of the Company’s common stock in exchange for shares of United’s common stock.  The exchange ratio will be fixed at 0.3173 of United’s shares for each share of the Company.  The merger is expected to close in the fourth quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals and approval by the Company’s shareholders.  Upon closing, the Company will merge into United, and Essex Bank will merge into United Bank, with United and United Bank being the surviving entities.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The balance sheet continues to strengthen with asset quality and liquidity at the best levels in the history of the Company. Net interest margin continues to improve and while year to date loan growth is below expectations we remain positive for the rest of 2021.”

Smith added, “Noninterest expenses were up for the quarter as we prepare for the pending merger. We are excited to become a part of United Bank as their enhanced product offerings and size will make us much more competitive in our markets. The merger is expected to become effective in December of this year, pending all closing conditions.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $5.4 million for the second quarter of 2021, compared with net income of $6.6 million in the first quarter of 2021. Earnings per share were $0.24 basic and fully diluted for the second quarter of 2021 and $0.30 basic and fully diluted for the first quarter of 2021. Provision for loan losses reflected a credit of $1.4 million for the first quarter of 2021 compared with no provision in the second quarter of 2021. Continued improvement in credit quality and loan risk ratings was the driver behind the recapture in the first quarter of previous provision. There was a more stable economic climate in the first and second quarters of 2021 compared with each quarter in 2020. Net interest income increased by $419,000 in the second quarter compared with the first quarter of 2021. Net interest income was positively affected by a continuation of decreasing costs in interest expense, which declined $215,000 on a linked quarter basis, and by an increase of $204,000 in interest and dividend income. Noninterest income decreased $167,000 on a linked quarter basis while noninterest expenses increased by $437,000, driven by merger related expenses of $570,000. Income tax expense decreased $368,000 in the second quarter of 2021 compared with the prior quarter. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year Second Quarter

Net income in the second quarter of 2021 increased $1.3 million when compared to the same period in 2020. Net income was $5.4 million in the second quarter of 2021, with earnings per share of $0.24 basic and fully diluted. Net income for the second quarter of 2020 was $4.2 million, with earnings per share of $0.19 basic and $0.18 fully diluted. There was an increase of $2.1 million in net interest income, primarily from a decline in interest expense of $1.8 million in the second quarter of 2021 compared with the same period one year earlier. Provision for loan losses decreased $900,000 year over year and is reflective of no provision taken during the second quarter of 2021. Offsetting these increases to net income were an increase of $1.3 million in noninterest expenses and a decrease of $155,000 in noninterest income. There was also an increase of $297,000 in income tax expense year over year. Details of the year-over-year financial performance of the Company are presented below.

Year-over-Year Six Months

Net income of $12.1 million for the first six months of 2021 reflects an increase of $6.5 million, or 116.5%, over net income of $5.6 million for the same period in 2020. Provision for loan losses reflects a reserve recovery of $1.4 million for the first six months of 2021 compared with a provision of $4.2 million during the early stage of the COVID-19 pandemic for the first six months of 2020. Interest expense declined $3.8 million and was $3.3 million for the first six months of 2021 compared with $7.1 million for the first six months of 2020. Smaller increases were in interest and dividend income, which increased $227,000, and in noninterest income, which increased $138,000 in the first six months of 2021 compared with the same period in 2020. Offsetting these increases to net income were an increase of $1.5 million in noninterest expenses, which were $17.9 million for the first six months of 2021, and $1.7 million greater expense in income taxes, which were $3.0 million for the first six months of 2021.

The following table presents summary income statements for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020 and six months ended June 30, 2021 and June 30, 2020.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)

	For the three months ended			For the six months ended
	30-Jun-21	31-Mar-21	30-Jun-20	30-Jun-21	30-Jun-20
Interest income	$16,064	$15,860	$15,751	$31,924	$31,697
Interest expense	1,567	1,782	3,391	3,349	7,099
Net interest income	14,497	14,078	12,360	28,575	24,598
(Recovery of) provision for loan losses	0	(1,400)	900	(1,400)	4,200
Net interest income after (recovery of ) provision for loan losses	14,497	15,478	11,460	29,975	20,398
Noninterest income	1,461	1,628	1,616	3,089	2,951
Noninterest expense	9,192	8,755	7,873	17,947	16,467
Income before income taxes	6,766	8,351	5,203	15,117	6,882
Income tax expense	1,340	1,708	1,043	3,048	1,307
Net income	$5,426	$6,643	$4,160	$12,069	$5,575

EPS Basic	$0.24	$0.30	$0.19	$0.54	$0.25
EPS Diluted	$0.24	$0.30	$0.18	$0.53	$0.25
Fully Diluted share count	22,733	22,416	22,508	22,574	22,550

Return on average assets, annualized	1.28%	1.60%	1.06%	1.44%	0.88%
Return on average equity, annualized	12.46%	15.46%	10.46%	13.95%	8.30%

Net Interest Income

Linked Quarter Basis

Net interest income was $14.5 million for the quarter ended June 30, 2021. This was a linked quarter increase of $419,000, or 3.0%. Interest and dividend income on a linked quarter basis increased $204,000, or 1.3%, to $16.1 million for the second quarter of 2021. Interest and dividend income on taxable securities increased $228,000 in the second quarter compared with the first quarter of 2021 and was $1.7 million. Excess liquidity was invested in the second quarter, and the average balance of taxable securities increased by $37.6 million, or 16.0%, over the prior quarter. Interest income with respect to loans, excluding PCI loans, increased $46,000, or 0.3%, during the second quarter of 2021 when compared with the first quarter of 2021. Interest income on PCI loans decreased $72,000 on a linked quarter basis as the average balance declined $3.4 million.

The average balance of loans, excluding PCI loans, increased by $13.3 million, or 1.1%, on a linked quarter basis, to $1.205 billion for the second quarter of 2021. However, loans that paid off late in the second quarter of 2021 reduced the period end balance below the average for the second quarter, and loans totaled $1.192 billion at period end. The yield on loans for the second quarter of 2021 was 4.39% compared with 4.48% in the first quarter of 2021. The yield on all loans for the second quarter of 2021 was 4.58% and 4.68% for the first quarter of 2021.

Interest income on securities was $2.0 million in the second quarter of 2021 compared with $1.8 million in the first quarter of 2021. Interest bearing bank balances income was $54,000 in the second quarter of 2021 compared with $60,000 in the first quarter of 2021.

Interest income on securities on a tax-equivalent basis equaled $2.1 million for the second quarter of 2021 and $1.9 million for the first quarter of 2021. The tax-equivalent yield on the securities portfolio was 2.63% in the second quarter of 2021 compared with 2.65% in the first quarter of 2021. The average balance of securities increased $38.7 million during the second quarter of 2021 as excess liquidity was invested by the Company. As a result of these changes in rate and volume, the yield on earning assets decreased from 4.12% in the first quarter of 2021 to 3.97% in the second quarter of 2021.

Interest expense of $1.6 million in the second quarter of 2021 was a decrease of $215,000, or 12.1%, on a linked quarter basis. Interest on deposits decreased $218,000, or 13.9%. The cost of interest bearing deposits decreased from 0.58% in the first quarter of 2021 to 0.48% in the second quarter of 2021. The Company’s cost of interest bearing liabilities of 0.52% in the second quarter of 2021 was a decrease of 10 basis points from the prior quarter when the cost of interest bearing liabilities was 0.62%.

With the changes in net interest income noted above, the tax-equivalent net interest margin decreased on a linked quarter basis and was 3.58% in the second quarter of 2021 compared with 3.66% in the first quarter of 2021. The interest spread was 3.45% for the current quarter compared with 3.50% in the prior quarter. The Company also examined the effects on the net interest margin without the effects of PPP net fees, interest income and average balances. Excluding these PPP related items from the net interest margin calculation would have resulted in a margin of 3.54% in the second quarter of 2021 compared with the actual margin of 3.58%. The same exclusion of PPP related items would have resulted in a margin of 3.59% in the first quarter of 2021 compared with the actual margin of 3.66%. The yield on the loan portfolio would have been 4.38% in the second quarter of 2021 when excluding the PPP related items versus the actual yield of 4.39%. The yield on the loan portfolio would have been 4.43% in the first quarter of 2021 when excluding the PPP related items versus the actual yield of 4.48% with the PPP related items. The yield on earning assets would have been 3.94% without the PPP related items as opposed to the actual yield of 3.97% when including the PPP related items. For the first quarter of 2021, the yield on earning assets would have been 4.07% without the PPP related items as opposed to the actual yield of 4.12% when including the PPP related items.

Year-over-Year Second Quarter

Net interest income increased $2.1 million, or 17.3%, from the second quarter of 2020 to the second quarter of 2021. Net interest income was $14.5 million in the second quarter of 2021 compared with $12.4 million for the same period in 2020. Interest and dividend income increased $313,000, or 2.0%, over this time period. In the second quarter of 2021, $562,000 in PPP net origination fees were recognized as income versus $304,000 in the same period of 2020. Interest and fees on loans were $13.2 million in the second quarter of 2021, an increase of $184,000, or 1.4%, over the same period in 2020. Interest and fees on PCI loans decreased by $278,000 and were $784,000 in the second quarter of 2021. Securities income was $2.0 million in the second quarter of 2021, an increase of $394,000 over the same period in 2020. Income on interest on deposits in other banks increased by $13,000 year over year.

The average balance of the loan portfolio, excluding PCI loans, increased by $58.7 million year over year and averaged $1.205 billion for the second quarter of 2021. The average balance of the PCI portfolio declined $10.2 million during the year-over-year comparison period. The average balance of securities increased by $82.8 million in the second quarter of 2021 compared with the same period one year earlier. The average balance of total earning assets increased $165.0 million, or 11.2%, from the second quarter of 2020 to the second quarter of 2021. The yield on earning assets decreased from 4.33% in the second quarter of 2020 to 3.97% in the second quarter of 2021. The change in yield on earning assets was the culmination of decreases in the yield on all loans, from 4.80% in the second quarter of 2020 to 4.58% in the second quarter of 2021, in the tax-equivalent yield on securities, from 2.88% in the second quarter of 2020 to 2.63% in the second quarter of 2021, and in the yield on interest bearing bank balances, from 0.31% to 0.25% year over year.

Interest expense decreased $1.8 million, or 53.8%, when comparing the second quarter of 2021 and the second quarter of 2020. Interest expense on deposits decreased $1.8 million, or 57.7%, as the cost declined from 1.20% in the second quarter of 2020 to 0.48% for the same period in 2021. The average balance of interest bearing deposits increased $60.2 million, or 5.6%. This growth was from non-maturity deposit sources. First, there was an increase of $86.7 million, or 47.7%, in the average balance of interest bearing checking accounts, which averaged $268.5 million in the second quarter of 2021. Additionally, there was an increase of $81.5 million in the average balance of savings and money market accounts from the second quarter of 2020 to the same period in 2021. Offsetting these increases was a decrease of $108.0 million in the average balance of time deposits, to $535.5 million for the second quarter of 2021. FHLB and other borrowings costs were stable over the time frame and were 1.22% in the second quarter of 2021 compared with 1.15% for the same period in 2020. All of the above contributed to the reduction of interest expense for interest bearing liabilities by $1.8 million despite an increase of $60.1 million in the average amount outstanding. Also noteworthy is that, although not an interest bearing category, a sizeable amount of funding was generated in the second quarter of 2021 by a year-over-year average balance increase of $83.7 million in noninterest bearing deposits. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances, decreased the cost of interest bearing liabilities from 1.19% in the second quarter of 2020 to 0.52% in the second quarter of 2021.

The tax-equivalent net interest margin increased 18 basis points, from 3.40% in the second quarter of 2020 to 3.58% in the second quarter of 2021. Likewise, the interest spread increased from 3.14% to 3.45% over the same time period.  The increase in the margin was precipitated by a decrease of 36 basis points in the yield on earning assets compared with a greater decline of 67 basis points in the cost of interest bearing liabilities applied against growth of $165.0 million, or 11.2%, in earning assets. As noted in the linked quarter discussion above, without the effects of PPP related items the net interest margin would have been 3.54% in the second quarter of 2021.

Year-over-Year Six Months

Net interest income was $28.6 million for the first six months of 2021. This is an increase of $4.0 million, or 16.2%, from net interest income of $24.6 million for the first six months of 2020. Interest and dividend income increased by $227,000 over this time frame. Interest and dividend income was impacted by volume increases offset by a decline in yield. First, there was an increase of $248,000, or 1.0%, in interest and fees on loans, which increased as a result of growth of $92.5 million, or 8.4%, in the average balance of loans in 2021 over 2020. The yield on loans declined from 4.73% for the first six months of 2020 to 4.43% for the same period in 2021. Interest and fees on PCI loans declined by $519,000, or 24.0%. The yield on the PCI portfolio was 15.16% for the first six months of 2021 compared with 13.94% for the first six months of 2020. Interest and dividends on securities increased by $494,000 in the first six months of 2021 compared with the same period in 2020. The average balance of the securities portfolio increased $67.7 million, or 28.7%, and the yield declined from 2.98% for the first six months of 2020 to 2.64% for the same period in 2021. The yield on earning assets was 4.04% for the first six months of 2021, a decline of 50 basis points from 4.54% in the first six months of 2020. The yield on total loans, which includes PCI loans and PPP loans, declined from 4.99% for the first six months of 2020 compared to 4.63% for the same period in 2021.

Interest expense of $3.3 million for the first six months of 2021 was a decrease of $3.8 million, or 52.8%, from interest expense of $7.1 million for the first six months of 2020. The cost of interest bearing liabilities decreased over this time frame from 1.28% for the first six months of 2020 to 0.57% for the same period in 2021. Interest on deposits decreased $3.7 million due to a decline in the rate paid from 1.27% for the first six months of 2020 to 0.53% for the first six months of 2021. The average balance of interest bearing liabilities increased over this time frame by $64.7 million, or 5.8%. Short term borrowing expense decreased by $23,000, and the cost of FHLB and other borrowings decreased by $38,000, or 8.0%, as the rate paid decreased from 1.36% for the first six months of 2020 to 1.23% for the first six months of 2021.

The changes noted to interest income and interest expense led to an increase in the net interest margin from 3.53% for the first six months of 2020 to 3.62% for the same period in 2021. The interest spread also increased over this time frame from 3.26% in 2020 to 3.47% in 2021. Excluding PPP related items from the net interest margin calculation would have resulted in a margin of 3.57% for the first six months of 2021 compared with the actual margin of 3.62%. Excluding PPP related items from the net interest margin calculation for the first six months of 2020 would have resulted in a margin of 3.54% for the first six months of 2020 compared with the actual margin of 3.53%. The yield on the loan portfolio for the first six months of 2021 would have been 4.40% excluding PPP related items versus the actual yield of 4.43%. The yield on the loan portfolio for the first six months of 2020 would have been 4.78% excluding PPP related items versus the actual yield of 4.73% with PPP related items. The yield on earning assets for the first six months of 2021 would have been 4.00% without PPP related items as opposed to the actual yield of 4.04%. The yield on earning assets for the first six months of 2020 would have been 4.58% without PPP related items as opposed to the actual yield of 4.54% that included the PPP related items.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020 and the six months ended June 30 2021 and June 30, 2020.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Jun-21	31-Mar-21	30-Jun-20
Average interest earning assets	$1,633,672	$1,569,107	$1,468,702
Interest income	$16,064	$15,860	$15,751
Interest income - tax-equivalent	$16,153	$15,947	$15,844
Yield on interest earning assets	3.97%	4.12%	4.33%
Average interest bearing liabilities	$1,199,036	$1,162,577	$1,138,908
Interest expense	$1,567	$1,782	$3,391
Cost of interest bearing liabilities	0.52%	0.62%	1.19%
Net interest income	$14,497	$14,078	$12,360
Net interest income - tax-equivalent	$14,586	$14,165	$12,453
Interest spread	3.45%	3.50%	3.14%
Net interest margin	3.58%	3.66%	3.40%

	For the six months ended
	30-Jun-21	30-Jun-20
Average interest earning assets	$1,601,567	$1,406,804
Interest income	$31,924	$31,697
Interest income - tax-equivalent	$32,100	$31,881
Yield on interest earning assets	4.04%	4.54%
Average interest bearing liabilities	$1,180,908	$1,116,246
Interest expense	$3,349	$7,099
Cost of interest bearing liabilities	0.57%	1.28%
Net interest income	$28,575	$24,598
Net interest income - tax-equivalent	$28,751	$24,782
Interest spread	3.47%	3.26%
Net interest margin	3.62%	3.53%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses in the second quarter of 2021 compared with a recovery of $1.4 million in the first quarter of 2021 on the loan portfolio, excluding PCI loans. This compares with $900,000 in provision for loan losses for the second quarter of 2020. The recovery of $1.4 million of provision for loan losses for the first six months of 2021 compares with a provision of $4.2 million for the first six months of 2020.

The recovery of provision recorded in the first quarter of 2021 was due to continued improvement in the quality of the loan portfolio and an overall improvement in the risks associated with the potential economic impact of the COVID-19 pandemic, which continued through the second quarter of 2021. Beginning in the first quarter of 2020, management performs a review of each loan within the portfolio to identify, and monitor on a going forward basis, those borrowers that management believed to be possibly impacted by the economy. Loans identified with increased risk are aggregated by loan type. During the first quarter of 2020, this analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses of $3.3 million for the first quarter of 2020. The Company determined that no provision was necessary for the third or fourth quarters of 2020 after a similar analysis and review process. Despite the stay-at-home orders, shut downs, higher than historical unemployment levels and slow growth, the loan portfolio has exhibited a trend over the last year of lower nonaccrual loans, lower other real estate loans and very low charge-offs.

With respect to the PCI portfolio, no provision was recorded during the first six months of 2021 or 2020 due to the stable nature of the portfolio’s performance. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.5 million for the second quarter of 2021, a $167,000 decrease compared with the first quarter of 2021. Mortgage loan income decreased $85,000 on a linked quarter basis and was $235,000 in the second quarter of 2021 compared with $320,000 in the prior quarter. Gain (loss) on securities transactions, net were losses totaling $28,000 in the second quarter of 2021 compared with gains of $16,000 in the first quarter of 2021. Service charges and fees of $651,000 in the second quarter of 2021 declined $28,000 on a linked quarter basis. Other noninterest income decreased $12,000 on a linked quarter basis and was $435,000 for the first quarter of 2021. Income on bank owned life insurance was $168,000 in the second quarter of 2021 and $166,000 in the first quarter of 2021.

Year-over-Year Second Quarter

Noninterest income of $1.5 million in the second quarter of 2021 was a decrease of $155,000, or 9.6%, over the second quarter of 2020. Gains (losses) on securities transactions decreased $270,000 year over year as securities losses of $28,000 were recognized in the second quarter of 2021 compared with gains of $242,000 in the second quarter of 2020. Mortgage loan income of $235,000 in the second quarter of 2021 was a decrease of $138,000 year over year. Offsetting these decreases to noninterest income was an increase of $139,000 in other noninterest income, which was $435,000 in the second quarter of 2021. The increase was driven mainly by an increase of $199,000 in partnership investment income, partially offset by decreases of $39,000 and $48,000 in swap fee and brokerage/commission fee income, respectively. Additionally, there was an increase of $119,000 in service charges and fees, which were $651,000.

Year-over-Year Six Months

Noninterest income was $3.1 million for the first six months of 2021, an increase of $138,000, or 4.7%, over noninterest income of $3.0 million for the first six months of 2020. Other noninterest income was $882,000 for the first six months of 2021, an increase of $290,000 over the same period in 2020. The increase was the result of increases of $312,000 and $141,000 in partnership income and insurance commissions, respectively, net against a decrease of $120,000 in swap fee income. Service charges and fees of $1.3 million for the first six months of 2021 was an increase of $126,000 over the same period in 2020. These increases were primarily offset by a decrease of $215,000 in gain (loss) on securities transactions, net, which were losses of $12,000 for the first six months of 2021 compared with gains of $203,000 for the first six months of 2020. Mortgage loan income was $555,000 for the first six months of 2021, a decrease of $39,000 over the same period in 2020.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $9.2 million for the second quarter of 2021, as compared with $8.8 million for the first quarter of 2021, an increase of $437,000, or 5.0%. Other operating expenses increased $752,000, from $1.6 million in the first quarter of 2021 to $2.3 million in the second quarter of 2021. The increase includes $570,000 in merger related expenses from legal, professional and director fees during the second quarter of 2021. Also, there was an assessment of the fair value of a low income housing tax credit investment that resulted in a downward adjustment of $154,000. Salaries and employee expenses of $5.4 million in the second quarter of 2021 was an increase of $144,000, or 2.8%, on a linked quarter basis. Data processing fees of $741,000 in the second quarter of 2021 is an increase of $133,000 over the linked quarter. Offsetting these increases to noninterest expenses was a decrease of $442,000 in other real estate expenses, net, which were a credit of $431,000 in the second quarter of 2021 and reflect gains on the disposition of other real estate owned in the second quarter of 2021. FDIC assessment of $108,000 in the second quarter of 2021 was a linked quarter decrease of $104,000, reflecting retroactive rate adjustments by the FDIC. Occupancy expenses decreased by $75,000, from $836,000 in the first quarter of 2021 to $761,000 in the second quarter of 2021.

Year-over-Year Second Quarter

Noninterest expenses were $9.2 million for the second quarter of 2021. This is an increase of $1.3 million, or 16.8%, from noninterest expenses of $7.9 million for the second quarter of 2020. The largest component of the increase was an increase in other noninterest expenses, which were $2.3 million in the second quarter of 2021, an increase of $932,000 over the same quarter one year earlier. The increase reflects $570,000 of merger related expenses noted above along with increases of $105,000 and $73,000 in legal and professional fees, respectively. Salaries and employee benefits of $5.4 million in the second quarter of 2021 increased $739,000 over the second quarter of 2020. The second quarter of 2020 was positively affected by credits to internal costs for the volume of PPP loans that were booked in the quarter. Data processing fees of $741,000 in the second quarter of 2021 reflected an increase of $168,000 year over year. Offsetting these increases was a year-over-year decline of $427,000 in other real estate expenses, net, which reflect gains on the disposition of other real estate owned in the second quarter of 2021, in which they were a credit of $431,000. Also offsetting these increases year over year were a decrease of $48,000 in FDIC assessment, which was $108,000 in the second quarter of 2021, a decrease of $28,000 in equipment expenses, which was $317,000, and a decrease of $17,000 in occupancy expenses, which was $761,000.

Year-over-Year Six Months

Noninterest expenses were $17.9 million for the six months ended June 30, 2021, an increase of $1.5 million, or 9.0%, year over year. Other operating expenses were $3.9 million and increased by $1.0 million in the first six months of 2021 compared with the same period in 2020. Part of the increase is attributed to $570,000 in merger related expenses, $154,000 for the low income housing tax credit investment adjustment, $201,000 increase in legal fees, and $114,000 increase in professional fees incurred during the second quarter of 2021. Salaries and employee benefits of $10.6 million were an increase of $795,000 for the first six months of 2021 over the same period in 2020. Another portion of the increase, $559,000, was the result of the large loan volume of PPP loans in the second quarter of 2020 that generated ASC 310-20 credits to salaries and employee benefits. Data processing fees, which were $1.3 million, increased by $184,000, or 15.8%, for the first six months of 2021 over the same period in 2020. Offsetting these increases was a decrease of $422,000 in other real estate expenses, net, as a result of gains recognized in the second quarter of 2021 on the disposition of other real estate owned. Also offsetting these increases was a decline of $112,000 in equipment expenses, which was $605,000 for the first half of 2021.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020.

OTHER OPERATING EXPENSES

(Unaudited) (Dollars in thousands)	For the three months ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Jun-20
Bank franchise tax	$257	$257	$237	$237
Stationery, printing and supplies	152	168	138	185
Marketing expense	140	89	89	111
Credit expense	92	157	114	162
Outside vendor fees	110	182	146	190
Other expenses	1,593	739	726	527
Total other operating expenses	$2,344	$1,592	$1,450	$1,412

Income Taxes

Income tax expense was $1.3 million for the second quarter of 2021, compared with income tax expense of $1.7 million and $1.0 million for the first quarter of 2021 and second quarter of 2020, respectively. The effective tax rate for the second quarter of 2021 was 19.8% compared with 20.5% for the first quarter of 2021 and 20.0% for the second quarter of 2020.

Income tax expense was $3.0 million for the first six months of 2021 compared with $1.3 million for the same period in 2020. The effective tax rate was 20.2% for the first half of 2021 compared with an effective tax rate of 19.0% for the first half of 2020.

FINANCIAL CONDITION

Total assets were $1.754 billion at June 30, 2021 and increased $109.4 million, or 6.7%, when compared with December 31, 2020. Total loans, excluding PCI loans, were $1.192 billion at June 30, 2021, increasing $9.5 million, or 0.8%, from year end 2020. Total PCI loans were $17.9 million at June 30, 2021 versus $24.0 million at December 31, 2020.

At June 30, 2021, there were $33.5 million in loans under COVID-19 related payment relief. PCI loans comprised $1.4 million of this total.

Loans, net of fees that the Bank originated under the PPP were $52.0 million at June 30, 2021 compared with $67.7 million at March 31, 2021, $49.3 million at December 31, 2020 and $83.5 million at June 30, 2020 during the peak of PPP activity. All of these balances are included in commercial loans. As a result of the economic conditions that existed during 2020 and the first half of 2021, commercial loans, excluding PPP loans, declined by $3.7 million since December 31, 2020 and $7.0 million since June 30, 2020. Commercial real estate loans, the largest category of loans at $507.0 million, or 42.5% of gross loans outstanding at June 30, 2021, increased $32.1 million, or 6.8%, since December 31, 2020. Residential 1 – 4 family loans declined during the first half of 2021 by $14.3 million, or 7.2%, and ended the period at $182.9 million, or 15.4% of the portfolio.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)	30-Jun-21		31-Mar-21		31-Dec-20		30-Jun-20
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$182,929	15.35%	$184,286	15.32%	$197,228	16.68%	$205,787	17.66%
Commercial	506,951	42.53	504,846	41.98	474,856	40.16	443,923	38.09
Construction and land development	180,215	15.12	161,825	13.45	182,277	15.42	151,529	13.00
Second mortgages	6,893	0.58	6,526	0.54	6,360	0.54	6,136	0.53
Multifamily	72,918	6.12	87,624	7.29	78,158	6.61	76,587	6.57
Agriculture	7,841	0.66	7,947	0.66	6,662	0.56	7,122	0.61
Total real estate loans	957,747	80.36	953,054	79.24	945,541	79.97	891,084	76.46
Commercial loans	224,437	18.83	239,782	19.94	225,386	19.06	262,955	22.57
Consumer installment loans	8,452	0.71	8,595	0.71	9,996	0.85	10,257	0.88
All other loans	1,205	0.10	1,292	0.11	1,439	0.12	1,014	0.09
Gross loans	1,191,841	100.00%	1,202,723	100.00%	1,182,362	100.00%	1,165,310	100.00%
Allowance for loan losses	(11,006)		(10,828)		(12,340)		(12,238)
Loans, net of unearned income	$1,180,835		$1,191,895		$1,170,022		$1,153,072

The Company’s securities portfolio, excluding restricted equity securities, was $341.6 million at June 30, 2021 and increased $49.1 million during the first half of 2021 and $90.5 million since June 30, 2020. U.S. Treasury issues decreased by $13.3 million during the first half of 2021. U.S. Government agencies increased $21.9 million during the first half of 2021 and were $47.8 million at June 30, 2021. State, county and municipal securities, the largest investment category totaling $171.1 million at June 30, 2021, increased by $24.2 million during the first two quarters of 2021. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased $10.3 million during the first two quarters of 2021 and were $47.8 million at June 30, 2021. Mortgage backed securities were $38.0 million at June 30, 2021 and have grown by $5.8 million during 2021. Corporate securities were $26.7 million at June 30, 2021.

The Company had cash and cash equivalents of $123.6 million at June 30, 2021 compared with $63.2 million at year end 2020. The majority of this category growth, $56.9 million, occurred in interest bearing bank balances, which were $102.0 million at June 30, 2021, as large amounts of liquidity have been funneled into the banking system through the facilitation of PPP loans by the banking industry and stimulus checks issued by the U.S. Treasury under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at June 30, 2021, December 31, 2020 and June 30, 2020.

SECURITIES PORTFOLIO

(Unaudited) (Dollars in thousands)	30-Jun-21		31-Dec-20		30-Jun-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale

U.S. Treasury issue	$10,166	10,229	$23,500	$23,499	$21,750	$21,749
U.S. Government agencies	47,757	47,760	25,880	25,853	20,700	20,281
State, county, and municipal	145,483	151,309	118,612	125,720	103,963	109,669
Mortgage backed securities	36,888	38,024	30,434	32,189	30,391	32,243
Asset backed securities	46,882	47,767	36,841	37,488	23,467	23,150
Corporate	26,150	26,670	26,136	26,598	19,306	19,775
Total securities available for sale	$313,326	321,759	$261,403	$271,347	$219,577	$226,867

	30-Jun-21		31-Dec-20		30-Jun-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
State, county, and municipal	$19,824	20,698	$21,176	$22,257	$24,169	$25,282
Total securities held to maturity	$19,824	20,698	$21,176	$22,257	$24,169	$25,282

Interest bearing deposits at June 30, 2021 were $1.149 billion, an increase of $49.3 million, or 4.5%, from December 31, 2020. Interest bearing checking accounts of $285.0 million grew by $45.4 million, or 19.0%, during the first six months of 2021 and $89.6 million, or 45.8%, year over year. Money market deposit accounts were $182.7 million at June 30, 2021 and grew $28.2 million, or 18.3%, during the first six months of 2021 and $34.7 million, or 23.4%, year over year. Savings accounts totaled $142.1 million at June 30, 2021 and grew $17.7 million, or 14.3%, during the first half of 2021. Strong growth in these non-maturity categories for the year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, there has been a decline in time deposits less than or equal to $250,000, which decreased by $27.0 million, or 6.0%, in the first half of 2021 and were $425.8 million at June 30, 2021. Year over year, time deposits less than or equal to $250,000 declined $66.9 million, or 13.6%. Time deposits over $250,000 declined $15.0 million in the first half of 2021 and were $113.4 million at June 30, 2021. Year over year, time deposits over $250,000 declined by $26.6 million, or 19.0%. Time deposit balances combined were 46.9% of interest bearing deposits at June 30, 2021 and 36.2% of all deposit balances. This is a decline from 52.9% of interest bearing balances and 41.6% of all deposit balances at December 31, 2020. At June 30, 2020, time deposit balances were 58.3% of interest bearing deposits and 46.4% of all deposit balances. The growth in interest bearing checking accounts, money market accounts and savings accounts, as well as in noninterest bearing checking accounts, was $132.2 million during the first half of 2021. A portion of this growth was associated with the PPP loans originated during 2020 and 2021 and stimulus checks issued under the CARES Act, as well as previously postponed business activity that resulted from the COVID-19 stay-at-home orders.

The following table compares the mix of interest bearing deposits at June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020.

INTEREST BEARING DEPOSITS

(Unaudited)

(Dollars in thousands)

	30-Jun-21	31-Mar-21	31-Dec-20	30-Jun-20
Interest Bearing Checking	$285,044	$261,536	$239,628	$195,441
MMDA	182,702	171,932	154,503	148,050
Savings	142,110	137,507	124,384	108,602
Time deposits less than or equal to $250,000	425,837	422,372	452,885	492,749
Time deposits over $250,000	113,423	112,038	128,400	140,027
Total interest bearing deposits	1,149,116	$1,105,385	$1,099,800	$1,084,869

FHLB borrowings were $67.5 million at June 30, 2021 compared with $57.8 million at December 31, 2020 and $68.2 million at June 30, 2020. The stable level of FHLB borrowings during 2020 and into 2021 has been due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances downward to ensure low cost liquidity for the banking system. As a result, the Bank has found this level of borrowing to be a stable source of low cost funding. The average rate paid on FHLB borrowings was 1.23% during the first half of 2021. There were no Federal funds purchased at June 30, 2021 or December 31, 2020.

Shareholders’ equity was $179.7 million at June 30, 2021, or 10.3% of total assets, compared with $169.7 million, or 10.3% of total assets, at December 31, 2020.

Asset Quality – excluding PCI loans

Nonperforming loans were $3.6 million at June 30, 2021, a decrease of $950,000 from December 31, 2020. Nonperforming loans declined $670,000 year over year. Total non-performing assets totaled $3.9 million at June 30, 2021 compared with $8.9 million at December 31, 2020. Non-performing assets declined $4.8 million, or 55.0%, year over year. On April 7, 2021, the Company sold an item included in other real estate owned at March 31, 2021 in the amount of $3.8 million, and this sale was the primary reason for the decline in non-performing assets. There were net recoveries of $66,000 in the first half of 2021.

The allowance for loan losses equaled 309.6% of nonaccrual loans at June 30, 2021 compared with 276.7% at December 31, 2020. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.33% at June 30, 2021 compared with 0.75% at December 31, 2020.

The allowance for loan losses to total loans was 0.92% at June 30, 2021 compared with 1.04% at December 31, 2020 and 1.05% at June 30, 2020. The volume of PPP loans originated since the second quarter of 2020 impacted the ratio. PPP loans, net of fees, were $52.0 million at June 30, 2021 and $49.3 million at December 31, 2020. At June 30, 2021, when excluding PPP loans, the allowance for loan losses to total loans would have been 0.97%. These loans are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2021		2020
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$10,828	$12,340	$12,328	$12,238	$11,819
Provision for loan losses	-	(1,400)	-	-	900
Net (charge-offs) recoveries	178	(112)	12	90	(481)
End of period	$11,006	$10,828	$12,340	$12,328	$12,238

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
Nonaccrual loans	$3,555	$3,496	$4,460	$4,214	$4,225
Loans past due 90 days and accruing interest	-	33	45	-	-
Total nonperforming loans	3,555	3,529	4,505	4,214	4,225
Other real estate owned	364	4,313	4,361	4,416	4,486
Total nonperforming assets	$3,919	$7,842	$8,866	$8,630	$8,711

Allowance for loan losses to loans	0.92%	0.90%	1.04%	1.05%	1.05%
Allowance for loan losses to nonaccrual loans	309.59	309.73	276.68	292.55	289.66
Nonperforming assets to loans and other real estate	0.33	0.65	0.75	0.73	0.74
Net charge-offs/(recoveries) to average loans	(0.06)%	0.04%	0.03%	0.04%	0.07%

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2021, March 31, 2021, December 31, 2020, and June 30, 2020 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	30-Jun-21	31-Mar-21	31-Dec-20	30-Jun-20
Mortgage loans on real estate:
Residential 1-4 family	$1,316	$1,422	$1,357	$1,697
Commercial	953	711	730	636
Construction and land development	2	5	44	1,122
Agriculture	-	45	45	51
Total real estate loans	$2,271	$2,183	$2,176	$3,506
Commercial loans	1,284	1,301	2,264	707
Consumer installment loans	-	$12	20	12
Gross loans	$3,555	$3,496	$4,460	$4,225

Capital Requirements

The Bank’s ratio of total risk-based capital was 14.1% at June 30, 2021 compared with 13.6% at December 31, 2020. The tier 1 risk-based capital ratio was 13.3% at June 30, 2021 and 12.7% at December 31, 2020. The Bank’s tier 1 leverage ratio was 10.3% at June 30, 2021 and 10.1% at December 31, 2020.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 13.3% at June 30, 2021 and 12.7% at December 31, 2020.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, July 30, 2021, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2021. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on July 30, 2021, until 9:00 a.m. Eastern Time on August 20, 2021. The replay will be available by dialing 877-344-7529 and entering access code 10158479 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the pending merger with United, including its closing on the expected terms and schedule, the costs associated with completing it and integrating the businesses, and the impact on business operations until and through its closing; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in thousands, except per share data)

	30-Jun-21	31-Mar-21	31-Dec-20	30-Jun-20
Assets
Cash and due from banks	$21,414	$20,836	$17,845	$20,530
Interest bearing bank deposits	101,996	74,337	45,118	64,796
Federal funds sold	234	234	222	-
Total cash and cash equivalents	123,644	95,407	63,185	85,326

Securities available for sale, at fair value	321,759	273,126	271,347	226,867
Securities held to maturity, at cost	19,824	20,271	21,176	24,169
Equity securities, restricted, at cost	8,049	8,049	8,436	8,875
Total securities	349,632	301,446	300,959	259,911

Loans held for sale	-	-	-	396

Loans	1,191,841	1,202,723	1,182,362	1,165,310
Purchased credit impaired (PCI) loans	17,943	22,465	24,040	29,507
Allowance for loan losses	(11,006)	(10,828)	(12,340)	(12,238)
Allowance for loan losses – PCI loans	(156)	(156)	(156)	(156)
Net loans	1,198,622	1,214,204	1,193,906	1,182,423

Bank premises and equipment, net	27,297	27,582	27,897	28,713
Bank premises and equipment held for sale	1,507	1,507	1,507	1,589
Right-of-use lease assets	5,053	5,292	5,530	5,999
Other real estate owned	364	4,313	4,361	4,486
Bank owned life insurance	30,363	30,195	30,029	29,687
Other assets	17,731	18,862	17,435	16,474
Total assets	$1,754,213	$1,698,808	$1,644,809	$1,615,004

Liabilities
Deposits:
Noninterest bearing	$339,712	$333,910	$298,901	$278,780
Interest bearing	1,149,116	1,105,385	1,099,800	1,084,869
Total deposits	1,488,828	1,439,295	1,398,701	1,363,649

Federal funds purchased	-	-	-	3,268
Federal Home Loan Bank borrowings	67,500	67,667	57,833	68,167
Trust preferred capital notes	4,124	4,124	4,124	4,124
Lease liabilities	5,297	5,545	5,787	6,264
Other liabilities	8,733	9,701	8,710	8,751
Total liabilities	1,574,482	1,526,332	1,475,155	1,454,223

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,451,463, 22,219,926, and 22,200,929 shares issued and outstanding, respectively)	225	222	222	223
Additional paid in capital	151,522	150,039	149,822	150,428
Retained earnings	22,811	18,729	13,419	5,900
Accumulated other comprehensive income	5,173	3,486	6,191	4,230
Total shareholders' equity	179,731	172,476	169,654	160,781
Total liabilities and shareholders' equity	$1,754,213	$1,698,808	$1,644,809	$1,615,004

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2021	30-Jun-21	31-Mar-21	2020	30-Jun-20	31-Mar-20
Interest and dividend income
Interest and fees on loans	$26,346	$13,196	$13,150	$26,098	$13,012	$13,086
Interest and fees on PCI loans	1,640	784	856	2,159	1,062	1,097
Interest on deposits in other banks	114	54	60	110	41	69
Interest and dividends on securities
Taxable	3,162	1,695	1,467	2,638	1,287	1,351
Nontaxable	662	335	327	692	349	343
Total interest and dividend income	31,924	16,064	15,860	31,697	15,751	15,946
Interest expense
Interest on deposits	2,912	1,347	1,565	6,601	3,182	3,419
Interest on borrowed funds	437	220	217	498	209	289
Total interest expense	3,349	1,567	1,782	7,099	3,391	3,708

Net interest income	28,575	14,497	14,078	24,598	12,360	12,238
(Recovery of) provision for loan losses	(1,400)	-	(1,400)	4,200	900	3,300
Net interest income after (recovery of ) provision for loan losses	29,975	14,497	15,478	20,398	11,460	8,938

Noninterest income
Service charges and fees	1,330	651	679	1,204	532	672
Gain (loss) on securities transactions, net	(12)	(28)	16	203	242	(39)
Gain on sale of loans	-	-	-	11	-	11
Income on bank owned life insurance	334	168	166	347	173	174
Mortgage loan income	555	235	320	594	373	221
Other	882	435	447	592	296	296
Total noninterest income	3,089	1,461	1,628	2,951	1,616	1,335

Noninterest expense
Salaries and employee benefits	10,560	5,352	5,208	9,765	4,613	5,152
Occupancy expenses	1,597	761	836	1,605	778	827
Equipment expenses	605	317	288	717	345	372
FDIC assessment	320	108	212	281	156	125
Data processing fees	1,349	741	608	1,165	573	592
Other real estate expenses, net	(420)	(431)	11	2	(4)	6
Other operating expenses	3,936	2,344	1,592	2,932	1,412	1,520
Total noninterest expense	17,947	9,192	8,755	16,467	7,873	8,594

Income before income taxes	15,117	6,766	8,351	6,882	5,203	1,679
Income tax expense	3,048	1,340	1,708	1,307	1,043	264
Net income	$12,069	$5,426	$6,643	$5,575	$4,160	$1,415

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)	Three months ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
Interest and dividend income
Interest and fees on loans	$13,196	$13,150	$13,622	$12,760	$13,012
Interest and fees on PCI loans	784	856	932	962	1,062
Interest on deposits in other banks	54	60	107	121	41
Interest and dividends on securities
Taxable	1,695	1,467	1,373	1,362	1,287
Nontaxable	335	327	337	344	349
Total interest and dividend income	16,064	15,860	16,371	15,549	15,751
Interest expense
Interest on deposits	1,347	1,565	2,151	2,614	3,182
Interest on borrowed funds	220	217	221	222	209
Total interest expense	1,567	1,782	2,372	2,836	3,391

Net interest income	14,497	14,078	13,999	12,713	12,360
(Recovery of) provision for loan losses	-	(1,400)	-	-	900
Net interest income after (recovery of ) provision for loan losses	14,497	15,478	13,999	12,713	11,460

Noninterest income
Service charges and fees	651	679	777	613	532
Gain (loss) on securities transactions, net	(28)	16	3	78	242
Gain on sale of loans	-	-	-	-	-
Income on bank owned life insurance	168	166	171	171	173
Mortgage loan income	235	320	294	228	373
Other	435	447	280	382	296
Total noninterest income	1,461	1,628	1,525	1,472	1,616

Noninterest expense
Salaries and employee benefits	5,352	5,208	5,332	5,041	4,613
Occupancy expenses	761	836	758	815	778
Equipment expenses	317	288	320	330	345
FDIC assessment	108	212	184	174	156
Data processing fees	741	608	632	656	573
Other real estate expenses, net	(431)	11	63	87	(4)
Other operating expenses	2,344	1,592	1,450	1,423	1,412
Total noninterest expense	9,192	8,755	8,739	8,526	7,873

Income before income taxes	6,766	8,351	6,785	5,659	5,203
Income tax expense	1,340	1,708	1,328	1,143	1,043
Net income	$5,426	$6,643	$5,457	$4,516	$4,160

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended June 30, 2021			Three months ended March 31, 2021
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,204,691	$13,196	4.39%	$1,191,395	$13,150	4.48%
PCI loans,including fees	19,827	784	15.63	23,226	856	14.75
Total loans	1,224,518	13,980	4.58	1,214,621	14,006	4.68
Interest bearing bank balances	86,130	54	0.25	70,192	60	0.34
Federal funds sold	208	-	0.08	198	-	0.07
Securities (taxable)	272,556	1,695	2.49	234,938	1,467	2.50
Securities (tax exempt)(1)	50,260	424	3.37	49,158	414	3.37
Total earning assets	1,633,672	16,153	3.97	1,569,107	15,947	4.12
Allowance for loan losses	(11,037)			(12,459)
Non-earning assets	104,716			105,946
Total assets	$1,727,351			$1,662,594

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$268,525	$119	0.18	$250,888	$138	0.22
Savings and money market	323,137	205	0.25	291,779	183	0.25
Time deposits	535,455	1,023	0.77	550,297	1,244	0.92
Total interest bearing deposits	1,127,117	1,347	0.48	1,092,964	1,565	0.58
Short-term borrowings	134	-	0.20	439	-	0.20
FHLB and other borrowings	71,785	220	1.22	69,174	217	1.26
Total interest bearing liabilities	1,199,036	1,567	0.52	1,162,577	1,782	0.62
Noninterest bearing deposits	337,907			314,979
Other liabilities	13,921			13,208
Total liabilities	1,550,864			1,490,764
Shareholders’ equity	176,487			171,830
Total liabilities and
Shareholders’ equity	$1,727,351			$1,662,594
Net interest earnings		$14,586			$14,165
Interest spread			3.45%			3.50%
Net interest margin			3.58%			3.66%

Tax-equivalent adjustment:
Securities		89			87

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended June 30, 2021			Three months ended June 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,204,691	$13,196	4.39%	$1,145,956	$13,012	4.55%
PCI loans,including fees	19,827	784	15.63	29,978	1,062	14.01
Total loans	1,224,518	13,980	4.58	1,175,934	14,074	4.80
Interest bearing bank balances	86,130	54	0.25	52,551	41	0.31
Federal funds sold	208	-	0.08	210	—	0.07
Securities (taxable)	272,556	1,695	2.49	189,378	1,287	2.72
Securities (tax exempt)(1)	50,260	424	3.37	50,629	442	3.49
Total earning assets	1,633,672	16,153	3.97	1,468,702	15,844	4.33
Allowance for loan losses	(11,037)			(12,007)
Non-earning assets	104,716			109,847
Total assets	$1,727,351			$1,566,542

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$268,525	$119	0.18	$181,789	98	0.22
Savings and money market	323,137	205	0.25	241,646	228	0.38
Time deposits	535,455	1,023	0.77	643,465	2,856	1.78
Total interest bearing deposits	1,127,117	1,347	0.48	1,066,900	3,182	1.20
Short-term borrowings	134	-	0.20	323	—	0.20
FHLB and other borrowings	71,785	220	1.22	71,685	209	1.15
Total interest bearing liabilities	1,199,036	1,567	0.52	1,138,908	3,391	1.19
Noninterest bearing deposits	337,907			254,216
Other liabilities	13,921			14,396
Total liabilities	1,550,864			1,407,520
Shareholders’ equity	176,487			159,022
Total liabilities and
Shareholders’ equity	$1,727,351			$1,566,542
Net interest earnings		$14,586			$12,453
Interest spread			3.45%			3.14%
Net interest margin			3.58%			3.40%

Tax-equivalent adjustment:
Securities		89			93

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Six months ended June 30, 2021			Six months ended June 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,198,080	$26,346	4.43%	$1,105,612	$26,098	4.73%
PCI loans,including fees	21,517	1,640	15.16	30,644	2,159	13.94
Total loans	1,219,597	27,986	4.63	1,136,256	28,257	4.99
Interest bearing bank balances	78,204	114	0.29	34,503	110	0.64
Federal funds sold	203	0	0.07	176	0	0.47
Securities (taxable)	253,851	3,162	2.49	185,859	2,638	2.84
Securities (tax exempt)(1)	49,712	838	3.37	50,010	876	3.51
Total earning assets	1,601,567	32,100	4.04	1,406,804	31,881	4.54
Allowance for loan losses	(11,744)			(10,314)
Non-earning assets	105,329			107,694
Total assets	$1,695,152			$1,504,184

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$259,755	$257	0.20	$176,034	$192	0.22
Savings and money market	307,545	389	0.25	230,654	508	0.44
Time deposits	542,835	2,266	0.84	638,064	5,901	1.85
Total interest bearing deposits	1,110,135	2,912	0.53	1,044,752	6,601	1.27
Short-term borrowings	286	0	0.20	2,254	23	2.06
FHLB and other borrowings	70,487	437	1.23	69,240	475	1.36
Total interest bearing liabilities	1,180,908	3,349	0.57	1,116,246	7,099	1.28
Noninterest bearing deposits	326,506			215,044
Other liabilities	13,567			14,290
Total liabilities	1,520,981			1,345,580
Shareholders’ equity	174,171			158,604
Total liabilities and
shareholders’ equity	$1,695,152			$1,504,184
Net interest earnings		$28,751			$24,782
Interest spread			3.47%			3.26%
Net interest margin			3.62%			3.53%

Tax-equivalent adjustment:
Securities		176			184

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.